                                                                     Exhibit 4.2





                              CONCORD CAMERA CORP.





                                 $15,000,000 of
                            11% Senior Notes due 2005





                               Purchase Agreement

                                  July 30, 1998




                       DREYFUS HIGH YIELD STRATEGIES FUND










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                              CONCORD CAMERA CORP.
                                 $15,000,000 of
                            11% Senior Notes due 2005


                               PURCHASE AGREEMENT

July 30, 1998
New York, New York

DREYFUS HIGH YIELD STRATEGIES FUND
200 Park Avenue
New York, New York 10166

Ladies & Gentlemen:

         Concord Camera Corp., a New Jersey corporation (the "Company"), proposes to issue and sell to Dreyfus High Yield Strategies Fund (the "Purchaser") $15,000,000 aggregate principal amount of its 11% Senior Notes due 2005 (the "Senior Notes"), subject to the terms and conditions set forth herein. The Senior Notes will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined below), between the Company and Bankers Trust Company, as trustee (the "Trustee"). The Senior Notes are more fully described in the offering memorandum referred to below.

         1. Issuance of Notes. The Company proposes to, upon the terms and subject to the conditions set forth herein, issue and sell to the Purchaser the Senior Notes. The Senior Notes and the Exchange Notes (as defined below) issuable in exchange therefore are hereinafter referred to as the Notes. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture.

         The proceeds to the Company from the sale to the Purchaser of the Senior Notes will be used to fund capital expenditures, working capital requirements, design and development costs incurred in connection with expanded original equipment manufacturer sales, new camera and non-camera products and general corporate purposes, which may include acquisitions.

         Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933 (as amended, the "Act"), the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

                  "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM

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                  REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES
                  ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR TRANSFER AGENT) OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

         2. Offering. The Senior Notes will be offered and sold to the Purchaser without such offer and sale being registered under the Act, pursuant to an exemption from the registration requirements under the Act. In connection with the sale of the Senior Notes, the

Company has prepared an offering memorandum, dated July 30, 1998 (together with the Exhibits thereto, the "Offering Memorandum"), relating to the Company and the Senior Notes.

                  The Purchaser and its direct and indirect transferees will be entitled to the benefits of the registration rights agreement relating thereto (the "Registration Rights Agreement") in the form of Exhibit A hereto, to be dated the Closing Date for so long as such Senior Notes constitute "Transfer Restricted Securities" (as defined in such agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") with respect to an offer to exchange (the "Exchange Offer") the Senior Notes for 11% Series B Senior Notes due 2005 (the "Exchange Notes") to be offered in exchange for the Senior Notes or (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Notes, and to use its best efforts to cause such Registration Statements to be declared effective and to consummate the Exchange Offer. This Agreement, the Notes, the Indenture, and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

         3. Purchase, Sale and Delivery. (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Senior Notes. The purchase price for the Senior Notes shall be $14,850,000.

         (b) Delivery of the Senior Notes shall be made against payment of the purchase price, at the offices of Kronish, Lieb, Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 A.M. New York time, on July 30, 1998 or at such other time as shall be agreed upon by the Purchaser and the Company. Payment for the Senior Notes shall be made to the Company by wire transfers to an account previously designated to the Purchaser by the Company, provided that the Company shall give at least two business days' prior written notice to the Purchaser of the information required to effect such wire transfers. The time and date of such delivery and payment are herein called the "Closing Date."

         (c) Senior Notes sold to the Purchaser will be represented by one or more permanent global Senior Notes in definitive, fully registered form without interest coupons (each a "Restricted Global Note", registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Senior Notes. The Restricted Global Notes shall be made available to the Purchaser for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

         4. Agreements of the Company. The Company covenants and agrees with the Purchaser as follows:

                  (a) To advise the Purchaser promptly and, if requested by the Purchaser, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that, in the reasonable opinion of counsel to the Company, makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish the Purchaser, without charge, as many copies of the Offering Memorandum, and any amendments or supplements thereto as the Purchaser may reasonably request by 5:00 P.M. (New York time) on the business day next following the date of the execution of this Agreement.

                  (c) Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Purchaser shall previously have been advised thereof and shall not have objected thereto within a reasonable time after being furnished a copy thereof.

                  (d) If, after the date hereof and prior to the purchase of the Notes by the Purchaser any event shall occur or condition shall exist as a result of which, in the reasonable judgment of the Company or the Purchaser or in the reasonable opinion of either counsel to the Company or counsel to the Purchaser, it becomes necessary or advisable to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to the Purchaser, not misleading, or if in the reasonable opinion of either counsel to the Company or counsel to the Purchaser it is necessary or advisable to amend or supplement the Offering Memorandum to comply with applicable law, (i) to notify the Purchaser and (ii) forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum, at its own expense, so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading or omit to state a material fact, or so that such Offering Memorandum will comply with applicable law.

                  (e) To cooperate with the Purchaser and counsel to the Purchaser in connection with the qualification or registration of the Notes under the securities or Blue Sky laws of such jurisdictions as the Purchaser may reasonably request; provided, however that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to the Offering Memorandum, in any jurisdiction where it is not now so subject.

                  (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Company hereunder, including in connection with: (i) the preparation, printing, filing and distribution of the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, (ii) the preparation (including, without limitation, duplication costs) and delivery of all preliminary and final Blue Sky memoranda prepared and delivered in connection herewith, (iii) the issuance, transfer and delivery by the Company of the Notes to the Purchaser, (iv) the qualification or registration of the Notes for offer and sale under the securities or Blue Sky laws of the several states, including filing fees and the fees and disbursements of counsel to the Purchaser relating to the memorandum described in (ii) above,
         (v) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vi) the fees, disbursements and expenses of the Company's counsel and accountants,
         (vii) all expenses and listing fees in connection with the application for quotation of the Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"),
         (viii) all fees and expenses (including fees and expenses of counsel to the Company) of the Company in connection with the approval of the Notes by DTC for "book-entry" transfer, (ix) rating the Notes by rating agencies, (x) the reasonable fees and expenses of the Trustee and its counsel in connection with the Indenture and the Notes, (xi) the costs and expenses relating to investor presentations or any "road show" undertaken in connection with the marketing of the Notes, including, without limitation, expenses associated with slides, graphics, travel and lodging expenses and (xii) the performance by the Company of its other obligations under this Agreement and the other Operative Documents, provided, however, that the expenses incurred pursuant to clauses (ii) and (iv) above shall not exceed $1,000 without the consent of the Company.

                  (g) To use the proceeds from the sale of the Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

                  (h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Notes.

                  (i) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Notes.

                  (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale of the Senior Notes to the Purchaser.

                  (k) For so long as any of the Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any beneficial owner of Notes in connection with any sale thereof and any prospective purchaser of such Notes from such beneficial owner, the information required by Rule 144A(d)(4) under the Act.

                  (l) To cause the Exchange Offer to be made in the appropriate form to permit registered Exchange Notes to be offered in exchange for the Senior Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

                  (m) To comply with all of its agreements set forth in the Registration Rights Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

                  (n) To use its best efforts to effect the inclusion of the Notes in PORTAL and to obtain approval of the Notes by DTC for "book-entry" transfer.

                  (o) During a period of one year following the Closing Date, to deliver without charge to the Purchaser, promptly upon their becoming available, copies of (i) all reports or other publicly available information that the Company shall mail or otherwise make available to its stockholders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and such other publicly available information concerning the Company, including without limitation, press releases.

                  (p) Prior to the Closing Date, to furnish to the Purchaser, as soon as they have been prepared in the ordinary course by the Company, copies of any consolidated financial statements or any unaudited interim financial statements of the Company for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

                  (q) The Company will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes. Except as permitted by the Act, the Company will not distribute any Offering Memorandum or other offering material in connection with the offering and sale of the Notes.

                  (r) Not to solicit any offer to buy or offer to sell the Senior Notes by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                  (s) While any of the Notes remain outstanding, the Company shall make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

                  (t) To comply with the agreements in the Indenture, the Registration Rights Agreement, and any other Operative Document.

         5. Representations and Warranties. (a) The Company represents and warrants to the Purchaser that:

                  (i) The Offering Memorandum has been prepared in connection with the sale by the Company to the Purchaser of the Senior Notes. The Offering Memorandum does not, and any supplement or amendment to the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by the Purchaser expressly for use therein. Any projections and other forward- looking information contained in the Offering Memorandum have been prepared in good faith and are based upon assumptions which, in light of the circumstances under which they were made, are reasonable. No stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                  (ii) When the Notes are issued and delivered pursuant to this Agreement, no Note will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                  (iii) Each of the Company and its subsidiaries (A) has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (B) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and in good standing as

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         a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to result in a material adverse effect on the business of the Company and its subsidiaries taken as a whole (each, a "Material Adverse Effect").

                  (iv) All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. At June 30, 1998 after giving effect to the issuance and sale of the Senior Notes pursuant hereto, the Company had an authorized and outstanding consolidated capitalization as set forth in the Offering Memorandum under the caption "Capitalization."

                  (v) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

                  (vi) Each subsidiary, direct or indirect, of the Company is set forth on Schedule A hereto. All of the outstanding shares of capital stock of each of the Company's subsidiaries has been duly authorized and validly issued, fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

                  (vii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the other Operative Documents and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes as provided herein and therein and the power to effect the Use of Proceeds as described in the Offering Memorandum.

                  (viii) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  (ix) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a fair summary of the terms of the Indenture. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (x) The Senior Notes have been duly and validly authorized by the Company, and have been duly and validly authorized for issuance and sale to the Purchaser by the Company pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a fair summary of the terms of the Senior Notes.

                  (xi) The Exchange Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a fair summary of the terms of the Exchange Notes.

                  (xii) The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a fair summary of the terms of the Registration Rights Agreement.

                  (xiii) The Company and its subsidiaries are not, and, after giving effect to the Offering, will not be (A) in violation of their respective charters or bylaws, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument for borrowed money to which any of them is a party or by which any of them is bound or to which any of their properties is subject, or (C) in violation of any local, state or Federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to the Company, its subsidiaries or any of their assets or properties (whether owned or leased) other than, in the case of clauses (B) and (C), any default or violation that (1) could not reasonably be expected to result in a Material Adverse Effect or (2) which is disclosed in the Offering Memorandum.

                  (xiv) None of (A) the execution, delivery or performance by the Company of this Agreement and the other Operative Documents and (B) the issuance and sale of the Notes violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company and its subsidiaries, or an acceleration of any indebtedness of the Company and its subsidiaries pursuant to, (i) the charters or bylaws of the Company and its subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument for borrowed money to which the Company or any of its subsidiaries is a party or by which the Company, its subsidiaries or their property is or may be bound, (iii) any statute, rule or regulation applicable to the Company, its subsidiaries or any of their assets or properties or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, its subsidiaries or any of their assets or properties, except in the case of clauses (ii),
         (iii) and (iv) for such violations conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) could not reasonably be expected to result in a Material Adverse Effect or (y) which are disclosed in the Offering Memorandum. Other than as described in the Offering Memorandum, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency or (B) any other person is required for (1) the execution, delivery and performance by the Company of this Agreement and the other Operative Documents, (2) the issuance and sale of the Notes and the transactions contemplated hereby and thereby, except (x) such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and state securities or Blue Sky laws and regulations or such as may be required by the NASD or (y) where the failure to obtain any such consent, approval, authorization or order of, or filing registration, qualification, license or permit could not reasonably be expected to result in a Material Adverse Effect.

                  (xv) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is a party or to which the business or property of the Company or any of its subsidiaries is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body or (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets, or property of the Company and its subsidiaries is or may be subject, other than those accurately disclosed in the Offering Memorandum or which would not have a Material Adverse Effect.

                  (xvi) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes, prevents or suspends the sale of the Notes in any jurisdiction referred to in Section 4(e) hereof or that could adversely affect the consummation of the transactions contemplated by this Agreement, the Operative Documents or the Offering Memorandum; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

                  (xvii) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its subsidiaries that could reasonably be expected to result in a Material Adverse Effect. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries. The Company and its subsidiaries have not violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees (except as set forth in the Offering Memorandum), (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, which in the case of clause (A), (B) or (C) above could reasonably be expected to result in a Material Adverse Effect.

                  (xviii) The Company and its subsidiaries are in compliance with and have not violated any environmental, safety or similar law or regulation applicable to them or their business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), do not lack any permit, license or other approval required of them under applicable Environmental Laws and are not violating any term or condition of such permit, license or approval which could reasonably be expected to, either individually or in the aggregate, result in a Material Adverse Effect. No facilities owned or leased by the Company or its subsidiaries, or to the knowledge of the Company, any facilities of any predecessor in interest of the Company or its subsidiaries, is listed or, to the knowledge of the Company, formally proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both as promulgated under the Comprehensive Environmental Response, Compensation and Liability Act. ("CERCLA"), or on any comparable state list, or listed or, to the knowledge of the Company, formally proposed for listing, on any comparable local list, and the Company and its subsidiaries have not received any written notification of potential or actual liability, or any written request for information, pursuant to CERCLA or any comparable state, local or foreign environmental law.

                  (xix) The Company and its subsidiaries have (i) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by them, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Offering Memorandum or as could not reasonably be expected to result in a Material Adverse Effect, (ii) peaceful and undisturbed possession under all material leases to which they are a party as lessee, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and have made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business conducted by the Company and its subsidiaries in the manner described in the Offering Memorandum, except as described in the Offering Memorandum or as could not reasonably be expected to result in a Materially Adverse Effect, and no such Authorization contains a materially burdensome restriction that is not disclosed in the Offering Memorandum and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect could not reasonably be expected to result in a Material Adverse Effect, all such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto.

                  (xx) The Company and its subsidiaries own, possess or have the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property") presently employed by them in connection with the businesses now operated by them or which are proposed to be operated by them free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person and the Company and its subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing except as disclosed in the Offering Memorandum or as could not reasonably be expected to result in a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to result in a Material Adverse Effect.

                  (xxi) Neither the Company and its subsidiaries, nor, to the best knowledge of the Company, any of their officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any of its subsidiaries has directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company and its subsidiaries (or assist the Company and its subsidiaries in connection with any actual or proposed transaction) which (i) might subject the Company and its subsidiaries, or any other individual or entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company and its subsidiaries or
         (iii) if not continued in the future, could reasonably be expected to result in a Material Adverse Effect.

                  (xxii) All material tax returns required to be filed by the Company and its subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company and its subsidiaries, or the assets or property of the Company and its subsidiaries.

                  (xxiii) None of the Company and its subsidiaries is (i) an "investment company" or company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "holding company" or "a subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (xxiv) Except as disclosed in the Offering Memorandum, there are no holders of securities of the Company who, by reason of the execution by the Company of this Agreement or any other Operative Document to which it is a party or the consummation by the Company of the transactions contemplated hereby or thereby, have the right to request or demand that the Company register under the Act or analogous foreign laws and regulations securities held by them.

                  (xxv) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

                  (xxvi) The Company and its subsidiaries maintain insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its business and the Company's subsidiaries and their business. The Company and its subsidiaries have not received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof, subject only to changes made in the ordinary course of business, consistent with past practice, which do not, singly or in the aggregate, materially alter the coverage thereunder or the risks covered thereby.

                  (xxvii) The Company has not (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or (ii), except as described in the Offering Memorandum, since the date of the Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  (xxviii) No registration under the Act of the Notes is required for the sale of the Senior Notes to the Purchaser as contemplated hereby assuming (i) that the Purchaser is a "qualified institutional buyer," as defined in Rule 144A under the Act ("QIB"). No securities of the same class as the Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                  (xxix) No employee pension benefit plan (within the meaning of Section 3(2) of ERISA, but excluding any "multiemployer plan" within the meaning of Section 3(37) of ERISA) established or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries has made contributions, which is subject to Part 3 or Subtitle B of Title I of ERISA, or Section 412 of the Internal Revenue Code of 1986 (the "Code"), had an accumulated funding deficiency (as such term is defined in Section

         302 of ERISA or Section 412 of the Code), whether or not waived, as of the last day of the most recent plan year of such plan heretofore ended for which an excise tax is due (or would be due if such deficiency were not waived). Each of the Company and its subsidiaries has made all contributions required to be made by it to any "multiemployer pension plan" (within the meaning of Section 3(37) of ERISA). Neither the Company nor any Related Person (as such term is defined below) has incurred, or is expecting to incur, any withdrawal liability (determined under Section 4201 of ERISA) with respect to any plan covered by Title IV of ERISA and in respect of which the Company or a Related Person is an "employer" as defined in Section 3(5) of ERISA, and to the best of the Company's knowledge, there has not been any "reportable event" (within the meaning of Section 4043 of ERISA and regulations thereunder, other than an event for which the 30-day notice requirement has been waived), or any other event or condition which presents a material risk of the termination of any such plan, including, but not limited to, a termination by action of the Pension Benefit Guaranty Corporation, which termination would create a material liability of the Company or a Related Person to the Pension Benefit Guaranty Corporation. "Related Person" shall mean any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(b) and (c) of the Code) with the Company within the meaning of Section 4001(b) of ERISA. As of the last day of the most recent plan year heretofore ended of each employee benefit plan described in the preceding sentence (other than a "multiemployer plan"), the present value of all accrued benefits under each such employee benefit plan (calculated on the basis of the actuarial assumptions specified in the most recent actuarial valuation for each such plan) did not exceed the fair market value of the assets of such plan allocable to such benefit by more than $1,000,000. Neither any employee pension benefit plan (excluding any "multiemployer plan" within the meaning of Section 3(37) of ERISA) established or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries has made contributions, nor any trust created thereunder, nor any trustee or administrator thereof (including the Company and its subsidiaries), has engaged in any non-exempt prohibited transaction (as described in Section 406 of ERISA or in Section 4975 of the Code) that could subject the Company or any of its subsidiaries either directly or indirectly through an obligation to indemnify to any material tax or material penalty on prohibited transactions imposed under said Section 4975 of the Code or under ERISA. The execution and delivery of this Agreement, the other Operative Documents and the sale of the Senior Notes to the Purchaser will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. Each employee benefit plan described in the preceding sentence is in compliance in all material respects with all applicable provisions of ERISA and the Code, except for plan amendments required or permitted by such statutes as to which applicable grace periods for making such amendments have not expired, and the Company and its subsidiaries have made, accrued or provided for all contributions heretofore required to be made by the Company and its subsidiaries and the Company and its subsidiaries have complied in all material respects with the continuation coverage requirements of Title X of the Consolidated Omnibus Budget Act of 1985, as amended. The Company and its subsidiaries have no material "expected post-retirement benefit obligation" (within the meaning of Financial Accounting Standards Board Statement No. 106). The consummation of the transactions contemplated by this Agreement (including, without limitation, the Use of Proceeds) will not result in any material payment (including, without limitation, severance, golden parachute or otherwise) becoming due from the Company or any of its subsidiaries to any employee of the Company or any of its subsidiaries as a consequence of such transaction.

                  (xxx) The Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act applicable to the Company.

                  (xxxi) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum, (i) the Company and its subsidiaries have neither incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, (ii) there has not been, singly or in the aggregate, any change or development which could reasonably be expected to result in a Material Adverse Effect and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of their capital stock.

                  (xxxii) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

                  (xxxiii) To the best knowledge of the Company, the accountants who have certified or will certify the financial statements included or to be included as part of the Offering Memorandum are independent accountants. The historical financial statements of the Company and its subsidiaries comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The pro forma financial statements included in the Offering Memorandum have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement, the other Operative Documents; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are accurately presented in all material respects and prepared on a basis consistent with the financial statements, historical and pro forma, included in the Offering Memorandum and the books and records of the Company and its subsidiaries, as applicable.

                  (xxxiv) Except pursuant to this Agreement and except for any arrangements between the Purchaser and Barrington Capital Group, its financial advisor (the "Financial Advisor"), there are no contracts, agreements or understandings between the Company and any other person that would give rise to a valid claim against the Company or the Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

                  (xxxv) Each certificate signed by any officer of the Company and delivered to the Purchaser or counsel for the Purchaser shall be deemed to be a representation and warranty by the Company to the Purchaser as to the matters covered thereby.

                  (xxxvi) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A of the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

                  (xxxvii) No form of general solicitation or general advertising (as defined under Regulation D under the Act) was used by the Company or any of its representatives in connection with the offer and sale of the Notes contemplated hereby, including, without limitation, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                  (xxxviii) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

                  (xxxix) Except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which would be required by Item 404 of Regulation S-K under the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement filed by the Company on Form S-1 with the Commission.

                  The Company acknowledges that the Purchaser and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         (b) The Purchaser represents, warrants and covenants to the Company and agrees that:

                  (i) The Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.

                  (ii) The Purchaser is aware that the sale to it is being made in reliance on Rule 144A, and is acquiring such Notes for its own account or for the account of another qualified institutional buyer. The Purchaser is not acquiring the Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction.

                  (iii) The Purchaser acknowledges and agrees that the Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Act, that the Notes have not been registered under the Act and that (A) the Notes may be resold, pledged or otherwise transferred only (I) to the Company, (II) pursuant to a registration statement which has been declared effective under the Act, (III) to a person it reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A under the Act, (IV) pursuant to offers and sales to non-U.S. persons that occur outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Act, (V) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act that, prior to such transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the transfer of the Notes (the form of which letter can be obtained from the Trustee) or (VI) pursuant to any other available exemption from the registration requirements of the Act (and based on an opinion of counsel if the Company so requests) subject in each of the foregoing cases to the applicable state securities laws of any State of the United States or any other applicable jurisdiction and (B) the Purchaser will, and each subsequent holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in (A) above.

                  (iv) The Purchaser acknowledges that neither the Company nor any person representing the Company has made any representation to it with respect to the Company or the offering or sale of the Notes, other than the information contained in the Offering Memorandum, which has been delivered to it and upon which it is relying in making its investment decision with respect to the Notes. The Purchaser has access to such financial and other information concerning the Company and the Notes as it has deemed necessary in connection with its decision to purchase the Notes, including an opportunity to ask questions of and request information from the Company.

                  (v) Except pursuant to this Agreement and except for any arrangements between the Purchaser and the Financial Advisor, there are no contracts, agreements or understandings between the Purchaser and any other person that would give rise to a valid claim against the Company or the Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes. All commissions, fees or other payments to the Financial Advisor shall be paid by the Company.

                  (vi) The Purchaser understands that the Company and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance. The Purchaser agrees that, if any of the foregoing acknowledgements, representations or agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Company. If the Purchaser is acquiring the Notes as a fiduciary or agent for one or more investor accounts, the Purchaser represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

         6. Conditions of Obligations of Purchaser and Company. (a) The obligation of the Purchaser to purchase and pay for the Notes as provided herein, shall be subject to the satisfaction of the following conditions:

         (i) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

         (ii) The Offering Memorandum shall have been printed and copies distributed to the Purchaser not later than 10:00 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Purchaser may agree, and no stop order suspending the qualification or exemption from qualification of the Notes in any jurisdiction referred to in
Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

         (iii) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Notes; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company, threatened against, the Company or its subsidiaries before any court or arbitrator or any governmental body, agency or official that (1) could reasonably be expected to result in a Material Adverse Effect or (2) has not been disclosed in the Offering Memorandum; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to result in a Material Adverse Effect.

         (iv) Since the dates as of which information is given in the Offering Memorandum, (1) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the condition, financial or otherwise, or the earnings, business, management or operations, of the Company from that set forth in the Offering Memorandum, (2) no dividend or distribution of any kind shall have been declared, paid or made by the Company on any class of its capital stock, (3) the Company and its subsidiaries shall not have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any Material Adverse Effect.

         (v) The Purchaser shall have received a certificate, dated the Closing Date, signed on behalf of the Company by Ira B. Lampert, Chairman and Chief Executive Officer in form and substance reasonably satisfactory to the Purchaser, confirming, as of the Closing Date, the matters set forth in paragraphs (i), (ii), (iii) and (iv) of this Section 6(a) and that, as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects.

         (vi) The Purchaser shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Purchaser and counsel to the Purchaser, of Kronish, Lieb, Weiner & Hellman LLP, counsel for the Company, to the effect set forth in Exhibit B hereto.

         (vii) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

         (viii) The Company and the Trustee shall have entered into the Indenture and the Purchaser shall have received counterparts, conformed as executed, thereof.

         (ix) The Company shall have entered into the Registration Rights Agreement and the Purchaser shall have received counterparts, conformed as executed, thereof.

         (x) The Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

         (xi) The Company shall furnish such other documents and certificates as are reasonably requested by Purchaser and its counsel.

         All opinions, certificates, letters and other documents required by this Section 6(a) to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Purchaser. The Company will furnish the Purchaser with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

         (b) The obligation of the Company to sell the Notes as provided herein, shall be subject to the satisfaction of the following conditions:

         (i) All of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Purchaser shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

         (ii) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Notes.

         7. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Purchaser and the Company contained in this Agreement, including the agreement contained in Section 4(f), shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchaser any controlling person thereof or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the Purchaser. The representations contained in Section 5 and the agreement contained in Section 4(f) shall survive the termination of this Agreement.

         8. Effective Date of Agreement; Termination.

         (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

         (b) The Purchaser shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Purchaser, without liability on the Purchaser's part to the Company if, on or prior to such date, any of the following has occurred: (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder or (ii) any other condition to the obligations of the Purchaser hereunder as provided in Section 6 is not fulfilled when and as required in any material respect.

         (c) The Company shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Purchaser from the Company, without liability on the Company's part to the Purchaser if, on or prior to such date, (i) the Purchaser shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder or (ii) any other condition to the obligations of the Company hereunder as provided in Section 6 is not fulfilled when and as required in any material respect.

         (d) Any notice of termination pursuant to this Section 8 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter.

         9. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Purchaser shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to Dreyfus High Yield Strategies Fund, 200 Park Avenue, New York, New York 10166, Attention: [Corporate Finance Department], telecopy number: (212) [ ]; and if sent to the Company, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Concord Camera Corp., 35 Mileed Way, Avenal, N.J. 07001, Attention: Controller, telecopy number: (732) 382-9081, with a copy to Kronish, Lieb, Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036, Attention: Ralph J. Sutcliffe, telecopy number: (212) 479-6275.

         10. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Purchaser and the Company, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Purchaser.

         11. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

         12. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

         13. Counterparts. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

                           [Signature page to follow]

                  If the foregoing correctly sets forth the understanding among the Purchaser and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                              Very truly yours,

                              CONCORD CAMERA CORP.


                              By:_______________________________
                                  Name:
                                  Title:


Accepted and agreed to as of the date first above written:


DREYFUS HIGH YIELD STRATEGIES FUND


By:_________________________________
   Name:
   Title:

                                   Schedule A


                       List of Subsidiaries of the Company
                       -----------------------------------


Concord Camera Corp.
Concord Holding Corp.
Concord-Keystone Sales Corp.
Concord Camera Illinois Corp.
Starprint Corporation
Concord Camera Europe Ltd.
Concord Camera France SARL
Concord Camera GmbH
Concord Camera (Magyarorszag) Kereskedelmi KFT
Concord Camera (Panama) Inc.
Concord Camera HK Limited

                                    Exhibit A


                      Form of Registration Rights Agreement
                      -------------------------------------

                                    Exhibit B


             Form of Opinion of Kronish, Lieb, Weiner & Hellman LLP


                  1. The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of New Jersey, and has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties.

                  2. The Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification or license, except where failure to be so qualified or licensed would not have a Material Adverse Effect.

                  3. All the issued and outstanding shares of capital stock of each of the Company's direct and indirect subsidiaries are owned of record, and, to our knowledge, beneficially, as set forth on Schedule A hereto.

                  4. When the Senior Notes are issued and delivered pursuant to the Agreement, no Senior Note will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                  5. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement, the Indenture, the Registration Rights Agreement and the other Operative Documents, as applicable, and to consummate the transactions contemplated thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Senior Notes.

                  6. The Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due execution by the other parties thereto, is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  7. Each of the Indenture and the Registration Rights Agreement, has been duly and validly authorized, executed and delivered by the Company and assuming due execution by the other parties thereto, is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such counsel need express no opinion as to the validity or enforceability of rights of indemnity or contribution, or both and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  8. The Senior Notes have been duly and validly authorized for issuance and sale to the Purchaser by the Company pursuant to the Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Agreement and the Indenture, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except that such counsel need express no opinion as to the validity or enforceability of rights of indemnity or contribution, or both, and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  9. The Exchange Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture and delivered in accordance with the terms of the Exchange Offer and the Indenture, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except that such counsel need express no opinion as to the validity or enforceability of rights of indemnity or contribution, or both, and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  10. The statements in the Offering Memorandum, insofar as such constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings.

                  11. The Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. Prior to the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, it is not necessary to qualify the Indenture under the TIA.

                  12. The Offering Memorandum contains a fair summary of the terms of the Senior Notes, the Indenture and the Registration Rights Agreement required to be described in the Offering Memorandum.

                  13. No registration under the Act of the Senior Notes is required for the sale of the Senior Notes to the Purchaser as contemplated by the Agreement assuming (i) that the Purchaser is a Qualified Institutional Buyer, as defined in Rule 144A under the Act, and (ii) the accuracy of the Company's representations in Sections 5(a)(ii), (xxvii), (xxviii) (other than with respect to the first sentence) and (xxx) of the Agreement.

                  14. The Offering Memorandum, as of its date (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical and accounting data included therein or omitted therefrom, as to which no opinion is expressed), contains all the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act applicable to the Company.

                  15. None of (A) the execution, delivery or performance by the Company of the Agreement and the other Operative Documents or (B) the issuance and sale of the Senior Notes violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company and its subsidiaries, or an acceleration of any indebtedness of the Company and its subsidiaries pursuant to, (i) the respective charters or bylaws of the Company and its subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument for borrowed money known to such counsel to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties are or may be bound, (iii) any local, state, federal or administrative statute, rule or regulation applicable to the Company, its subsidiaries or any of their respective assets or properties, or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, its subsidiaries or any of their respective assets or properties known to such counsel, except in the case of clauses (ii), (iii) and (iv) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect or
(y) are disclosed in the Offering Memorandum. Assuming compliance with applicable state securities and Blue Sky laws, as to which such counsel expresses no opinion, and except for the filing of a registration statement under the Act and qualification of the Indenture under the Trust Indenture Act of 1939, as amended, in connection with the Registration Rights Agreement, or as may be required by the NASD or as described in the Offering Memorandum, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance by the Company of the Agreement, the Operative Documents or the issuance and sale of the Senior Notes, except (i) such as have been obtained and made or have been disclosed in the Offering Memorandum and (ii) where the failure to obtain such consents or approvals, authorizations or orders of, or make such filings, registrations, qualifications, licenses or permits of or with, any court or governmental agency, body or administrative agency could not reasonably be expected to result in a Material Adverse Effect. To such counsel's knowledge, after reasonable inquiry, except as described in the Offering Memorandum, no consents or approvals, authorizations or orders of, or filings, registrations, qualifications, licenses or permits of or with, any court or governmental agency, body or administrative agency or from any other person are required for the execution, delivery and performance by the Company of the Agreement, the Operative Documents or the issuance and sale of the Senior Notes, other than such consents, approvals, authorizations, orders, filings, registrations, qualifications, licenses and permits as have been obtained.

                  16. None of the Company and its subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  17. Except as disclosed in the Offering Memorandum or as set forth in the Agreement or the Registration Rights Agreement, to such counsel's knowledge, there are no holders of securities of the Company who, by reason of the execution by the Company of the Agreement or any other Operative Document to which it is a party or the consummation by the Company of the transactions contemplated thereby, have the right to request or demand that the Company register under the Act securities held by them.

                  18. None of the execution, delivery and performance of the Agreement, the issuance and sale of the Senior Notes, the application of the proceeds from the issuance and sale of the Senior Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

                  19. To such counsel's knowledge, no search of court records having been made, there is (i) no action, suit, or proceeding (other than proceedings with respect to pending license applications) before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, or threatened or contemplated to which the Company or any of its subsidiaries is a party or to which the business or property of the Company or any of its subsidiaries is subject or (ii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets or property of the Company or any of its subsidiaries is or may be subject has been issued, except those which (a) could not reasonably be expected to result in a Material Adverse Effect upon the Company and its subsidiaries or (b) which are disclosed in the Offering Memorandum.

                  20. To such counsel's knowledge, there is no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body to which the Company and its subsidiaries is or may be subject or to which the business, assets or property of the Company and its subsidiaries are or may be subject, except those which (a) could not reasonably be expected to result in a Material Adverse Effect upon the Company and its subsidiaries or (b) which are disclosed in the Offering Memorandum.

                  21. The statements contained in the Offering Memorandum under the caption "Certain Federal Income Tax Consequences" are a fair and accurate summary of the matters discussed therein.

                  Such counsel has participated in conferences with officers and other representatives of the Company at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except as indicated above), on the basis of the foregoing, no facts have come to such counsel's attention which led such counsel to believe that the Offering Memorandum, as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state any fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and related notes, the financial statement schedules and other financial and statistical data included therein).

                  Such counsel are members of the Bar of the State of New York, and such counsel does not herein express an opinion as to any matters governed by any laws other than the laws of the State of New York, the laws of the State of New Jersey governing corporations and the federal laws of the United States of America.